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                                                                    EXHIBIT 23.1


               [LETTERHEAD OF COOPERS AND LYBRAND APPEARS HERE]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference herein and in the registration statements of AccuStaff Incorporated on Form S-8 (File No.s 33-886262, 333-06899, 333-16043, and 333-15701) of our reports follows:

 . our report dated February 16, 1996, on our audits of the consolidated financial statements of Career Horizons, Inc. and Subsidiaries as of December 31, 1995 and June 30, 1995 and 1994, and for the six months ended December 31, 1995 and for each of the three years in the period ended June 30, 1995.

 . our report dated August 17, 1995, on our audits of the consolidated financial statements of Career Horizons, Inc. and Subsidiaries as of June 30, 1995 and 1994, and for each of the three years in the period ended June 30, 1995.

We also consent to the reference to our firm under the caption "Experts".


                                    /s/ Coopers & Lybrand L.L.P.

November 22, 1996
New York, New York